AGREEMENT OF MERGER


                          DATED AS OF NOVEMBER 16, 2001



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                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (this "Agreement") dated as of November 16, 2001, is by and among CP SOFTWARE GROUP INC., a California corporation ("Parent"), COMMTOUCH SOFTWARE LTD., an Israeli corporation ("Commtouch"), MAILCENTRO, INC. ("Acquisition") , a California corporation and a wholly owned subsidiary of Commtouch Software Ltd. and CPSGNEWCO, INC., a California corporation ("Merger Sub") and a wholly-owned subsidiary of Parent . Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 7.8 of this Agreement.

         WHEREAS, Commtouch and certain of its subsidiary companies are interested in selling and transferring to Parent, and Parent is interested in acquiring, substantially all of Commtouch's and said subsidiaries' business and assets relating to its Consumer-class Email Services division ("Business"); and

         WHEREAS, the parties hereto, in facilitating the sale of the Business, are interested in effecting the Merger (as defined below) of Merger Sub with and into Acquisition, with Acquisition as the surviving corporation in such merger, all in accordance with the provisions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Commtouch, Acquisition, Parent and Merger Sub hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into Acquisition (the "Merger"), whereupon the separate existence of Merger Sub shall cease, and Acquisition shall be the surviving corporation (the "Surviving Corporation"). Parent, as the sole shareholder of Merger Sub, and Commtouch, as the sole shareholder of Acquisition hereby undertake to approve the Merger and this Agreement by unanimous written consent.

         SECTION 1.2. Effective Time. Subject to the terms and conditions of this Agreement, Acquisition and Merger Sub shall duly file the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, at the time of Closing in accordance with the relevant provisions of California Law (the time of such filing with the Secretary of State of California being the "Effective Time").


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         SECTION  1.3.  Closing of the  Merger.  The  closing of the Merger (the
"Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than January 1, 2002, subject to satisfaction of the conditions set forth in Article 5 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Commtouch Inc., 2029 Stierlin Ct., Mountain View, CA 94043, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 1.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Merger Sub and Acquisition shall become the debts, liabilities and obligations of the Surviving Corporation.


         SECTION 1.4. Conversion of Shares.

         (a) At the Effective Time, by virtue of the Merger and without any further action by Parent, Commtouch, Merger Sub, Acquisition, or any shareholder thereof, each share of Acquisition, par value $0.01 per share (individually a "Share" and collectively the "Shares"), issued and outstanding immediately prior to the Effective Time (except as provided in paragraph (b) of this Section 1.4) shall, by virtue of the Merger and without any action on the part of Acquisition, Merger Sub or the holder thereof, be converted into the right to receive from the Surviving Corporation, U.S.$5,000 per Share in cash without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing the Share.

         (b) At the Effective Time, each Share owned by Merger Sub or Acquisition or any other direct or indirect subsidiary of Merger Sub or Acquisition immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

         (c) At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted.

         SECTION 1.5 Officers and Directors. At the Effective Time, the officers and directors of Acquisition shall resign and the officers and directors of Merger Sub at the Effective Time shall be elected or appointed and qualified to be the officers and directors of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of association and/or bylaws.



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         SECTION 1.6 Articles of Incorporation;  Bylaws. Unless otherwise agreed by the parties hereto prior to the Closing, at the Effective Time, the Articles of Incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall constitute the Articles of Incorporation and bylaws of the Surviving Corporation unless and until amended in accordance with applicable law.


                                    ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF COMMTOUCH AND ACQUISITION

Commtouch and Acquisition hereby represent and warrant to each of Parent and Merger Sub that:

         SECTION 2.1. Organization and Qualification.

         (a) Acquisition is a wholly-owned subsidiary of Commtouch and it is held free and clear of all Liens (as defined herein). Acquisition is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, and it has all requisite power and authority to own, lease and operate its assets or properties and to carry on their businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except in the case where the failure to be in such good standing, have such power and authority or qualification is not, when taken together with such other failures, reasonably likely to have a Material Adverse Effect.

         SECTION 2.2. Capitalization of the Acquisition.

         (a) The authorized share capital of the Acquisition consists of one share, par value $0.01, which was issued and held solely by Commtouch as of the business day immediately preceding the date of this Agreement. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Acquisition to issue or sell any shares of capital stock or other securities of Acquisition or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of Acquisition or any of its subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Acquisition does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Acquisition on any matter.

         (b) All issued and outstanding Shares and securities of Acquisition are duly authorized, validly issued, fully paid and non-assessable.


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         (c) Without  limiting the  generality  of the  foregoing,  the Board of
Directors of Acquisition has unanimously (i) approved this Agreement and the transactions contemplated hereby, and (ii) as of the date hereof has not withdrawn or modified such approval or resolution to recommend.

         SECTION 2.3. No Violations.

         Neither the execution, delivery and performance of this Agreement by Commtouch and Acquisition nor the consummation by Commtouch and Acquisition of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective articles of association and other charter documents (or similar governing documents) of Commtouch and Acquisition, (ii) to the best of Commtouch's and Acquisition's knowledge, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Commtouch or Acquisition is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Commtouch or Acquisition or any of their respective properties or assets.

         SECTION 2.4. No Undisclosed Liabilities.

         Acquisition has no material indebtedness, liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) arising out of or relating to the businesses of Acquisition, except for normal and recurring liabilities that have been incurred by Acquisition in the ordinary course of business in offering and supporting the Business, including its obligations under an intercompany agreement with Commtouch and certain subsidiaries thereof ("Intercompany Agreement"), and liabilities that, in the aggregate, are not reasonably likely to have a Material Adverse Effect on Acquisition.

         SECTION 2.5. Contracts.

         Attached hereto as Exhibit A is a complete copy of the Intercompany Agreement, including an attachment containing contracts, commitments and agreements relating to the Business that have been or shall be assigned by Commtouch and certain of its subsidiary companies to Acquisition by no later than the Effective Time (hereinafter "Business Agreements"). To the best of Acquisition's knowledge, there are no liens or other such encumbrances over its rights in the Business Agreements, there are no conditions, beyond normal market factors, that might negatively affect the renewal or ongoing viability of the Business Agreements and there are no pending legal actions by any party with respect thereto. Additionally, except for such Business Agreements, the rights and obligations to which Surviving Corporation shall assume within the framework of this Merger, Acquisition possesses no other agreements or commitments of any kind that obligate it to any other liabilities or payments of any kind.



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         SECTION 2.6. ZapZone Network(R).

         Commtouch is the sole owner of all assets, rights and obligations in and of the Business unit known as ZapZone Network/ZZN and, by the Effective Time, it will have transferred all of such assets, rights and obligations thereto to Acquisition by way of and as more fully defined in the Intercompany Agreement.

         SECTION 2.7. Litigation.

         Except as would not reasonably be expected to have a Material Adverse Effect or to materially delay or interfere with the consummation of the Merger, there is no civil, criminal or administrative suits, claims, actions, grievances, arbitrations, proceedings or investigations pending or, to the best knowledge of Acquisition, threatened against Acquisition or any of its respective properties or assets.

         SECTION 2.8. Compliance with Applicable Law.

         Acquisition is in compliance with the terms of all permits, licenses, variances, exemptions, orders and approvals necessary for the lawful conduct of the Business of Acquisition (the "Acquisition Permits"), except where the failure to hold such Acquisition Permits has not had and would not reasonably be expected to have a Material Adverse Effect. The business of Acquisition has been and is being conducted in compliance with all Applicable Laws, except where the failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Commtouch and Acquisition, no investigation or review by any Governmental Entity with respect to Acquisition is pending or, to the best knowledge of Commtouch and Acquisition, threatened in writing.

         SECTION 2.9. ZZN Intellectual Property and Software Licenses.

         (a) Definition. For purposes of this Agreement, "Intellectual Property" means: (A) the ZapZone Network and ZZN (together "ZZN") related computer software, databases, works of authorship, mask works, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes and methodologies, all as relating to ZZN only; and (B) with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

         (b) Trade Secrets. Commtouch and/or Acquisition have taken reasonable steps in accordance with normal industry practice to protect its Trade Secrets.

         (c) Ownership; Sufficiency of IP Assets. To Commtouch's best knowledge, it owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in connection with ZZN, as currently conducted at the time of the Merger and as proposed to be conducted thereafter. To



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Commtouch's  best knowledge,  the  Intellectual  Property  identified in Section
2.9(a)  above,  plus  relevant   trademarks  and  domain(s)   relating  thereto,
constitute all the Intellectual Property rights used or necessary in the operation of ZZN as it is currently conducted at the time of the Merger and as proposed to be conducted and as to be assigned to Acquisition within the framework of the Intercompany Agreement.

         SECTION 2.10. Disclaimer of Other Representations and Warranties.

         Neither Commtouch nor Acquisition make, and they have not made, any representations or warranties relating to Acquisition in connection with the transactions contemplated hereby other than those expressly set forth by them in this Article II. It is also understood that any cost estimates, projections or other productions, any data, any financial information or any memoranda or presentations are not and shall not be deemed to be or to include representations or warranties of Commtouch and Acquisition, except to the extent otherwise expressly covered by the representations and warranties in this
Article 2. No person has been authorized by Commtouch and/or Acquisition to make any representation or warranty relating to Acquisition or the businesses of Acquisition or otherwise in connection with the transactions contemplated hereby except as set forth in this Article 2 and, if made, such representation or warranty must not be relied upon as having been authorized by Commtouch or Acquisition.


                                    ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to Commtouch and Acquisition as follows:

         SECTION 3.1. Organization.

         (a) Parent and Merger Sub are duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has all requisite power and authority to own, lease and operate its assets or properties and to carry on its business as now being conducted and is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of their business requires such qualification, except in the case where the failure to be in such good standing, have such power and authority or qualification is not, when taken together with such other failures, reasonably likely to have a Material Adverse Effect.

         (b) (b) Each of Parent and Merger Sub is duly qualified or licensed and, where such standard exists, in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

         (c) Merger Sub is a newly incorporated corporation. Except in connection with this Agreement, Merger Sub has not and will not prior to the Effective Time conduct any operations, enter into any agreements and has no and will not have prior to the Effective Time or the earlier termination of this Agreement any obligations or liabilities, either accrued, absolute, contingent or otherwise.

         SECTION 3.2. Capitalization of Merger Sub.

         The authorized share capital of Merger Sub consists of _____________ shares of Common Stock, par value $0.01, all of which were issued and outstanding as of the date hereof. All of the issued and outstanding ordinary shares of Merger Sub are owned by Parent and there are no other outstanding shares or other voting securities of Merger Sub or rights to acquire the same.

         SECTION 3.3. Authority Relative to this Agreement.

         Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by Parent as the sole shareholder of Merger Sub, and, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by Commtouch and Acquisition, a valid, legal and binding agreement of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

         SECTION 3.4. No Violations.

         Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Merger Sub or any of Parent's other subsidiaries or any of their respective properties or assets.

         SECTION 3.5. No Default.

         Merger Sub is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (a) its articles of incorporation and other charter documents (or similar governing documents), or (b) any Applicable Law, except, in each case, where such breach, default or violation could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.6. Litigation.

         Except as would not reasonably be expected to have a Company Material Adverse Effect or to materially delay or interfere with the consummation of the Merger, there is no civil, criminal or administrative suits, claims, actions, grievances, arbitrations, proceedings or investigations pending or, to the best knowledge of Merger Sub, threatened against Merger Sub or any of its respective properties or assets.

         SECTION 3.7. Compliance with Applicable Law.

         Merger Sub is in compliance with the terms of all permits, licenses, variances, exemptions, orders and approvals necessary for the lawful conduct of its businesses (the "Permits") except where the failure to hold such Permits has not had and would not reasonably be expected to have a Material Adverse Effect. The business of Merger Sub has been and is being conducted in compliance with all Applicable Laws, except where the failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Parent and Merger Sub, no investigation or review by any Governmental Entity with respect to Merger Sub is pending or, to the best knowledge of Parent and Merger Sub, threatened in writing.

         SECTION 3.8. No Vote Required.

         No vote of the holders of Parent Common Stock is required under Applicable Law in connection with this Agreement or the Merger

         SECTION 3.9. Investigation by Parent.

         (a) Parent has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Business, which investigation, review and analysis was done by Parent and, to the extent Parent deemed appropriate, by Parent's representatives. Parent acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Business as Parent has requested for such purpose. In entering into this Agreement, Parent acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Commtouch, Acquisition or the representatives thereof (except the specific representations and warranties of Commtouch and/or Acquisition set forth in Article II of this Agreement). Parent has formed an independent judgment concerning the Business and Acquisition, and the rights, obligations, assets and liabilities pertaining thereto.

         (b) Parent acknowledges that none of Commtouch, Acquisition, their respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes, or has made, any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including materials furnished in Commtouch's or Acquisition's data room, in presentations by Commtouch's or Acquisition's management, in any estimates, projections, forecasts, operating plans or budgets concerning financial or other information relating to the Business or Acquisition delivered or made available to Parent or otherwise obtained by Parent) provided or made available to the Parent or its directors, officers, employees, affiliates, controlling persons, agents or representatives.

         (c) Parent agrees, to the fullest extent permitted by law, that neither Commtouch nor Acquisition, nor any of their respective directors, officers, employees, shareholders, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Parent, Merger Sub, the Surviving Corporation or their directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (including in any memorandum relating to Commtouch, Acquisition or the Business provided to the Parent, in materials furnished in Commtouch's or Acquisition's data room, in presentations by Commtouch's or Acquisition's management or otherwise) to Parent or its directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives (or any omission therefrom), including in respect of specific representations and warranties, other than any specific representations and warranties set forth in
Article II of this Agreement.

         SECTION 3.10. Sufficiency of Skill and Knowledge.

         Merger Sub understands the type, quality and scope of the Business as provided by Commtouch to its customers prior to the Effective Time, and Merger Sub has or will have at the Effective Time the facilities, means, manpower, finances and other resources to run the Business for at least one year.


                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.1. Conducting of Business.

         (a) Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time or the earlier termination of this Agreement, Commtouch and/or Acquisition will use all reasonable efforts to ensure that they conduct the Business in the ordinary course of business in substantially the same manner as heretofore conducted consistent with past practice and, to the extent consistent therewith, they shall seek to preserve intact the service of key employees and preserve their relationships with customers, with the intention that its goodwill and ongoing Businesses shall be unimpaired at the Effective Time.

         (b) During the period as from the Effective Time, Merger Sub will use all reasonable efforts to ensure that it conducts the Business in the ordinary course of business in a manner so as to preserve its relationship with customers, with the intention that the Business' goodwill and revenue generating capability shall be unimpaired after the Effective Time. Further, Merger Sub agrees to continue to meet the requirements of the Service Level Agreement set forth in the Business Agreements.

         (c) Merger Sub undertakes to continue to run the Business for at least twelve (12) months as from the Effective Time.

         SECTION 4.2. Board and Israeli Approvals.

         Commtouch, to the extent necessary, shall use reasonable efforts to obtain, as promptly as practicable after the date of this Agreement set forth in the opening paragraph above, the following consents, and any other consents that may be required in connection with the Merger: (i) approval of the Office of the Chief Scientist of Israel; and (ii) approval of the Investment Center of Israel.

         SECTION 4.3. Confidentiality.

         Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Commtouch and Parent dated August 24, 2001 and as amended on October 18, 2001.

         SECTION 4.4. Certain Filings; Reasonable Efforts.

         (a)      Subject to the terms and conditions herein provided, including
                  Section 4.4(b), each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to (execute any additional instruments necessary to consummate the transactions contemplated hereby.

         (b) (b) Parent and Commtouch will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

         SECTION 4.5. Public Announcements. None of Parent, Merger Sub, Commtouch or Acquisition shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger without the prior consent of Parent (in the case of Commtouch or Acquisition) or Commtouch (in the case of Parent or Merger Sub), which consent may not be unreasonably withheld, except as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the NASD, the Security Exchange Automated Quotation System ("SEAQ") or the Nasdaq National Market, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its reasonable best efforts to consult with the other party before issuing such press release or making such public statement or disclosure. The first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent and Commtouch.

         SECTION 4.6. Additional Events.

         (a) During the period prior to the Effective Time, Commtouch and Acquisition, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly notify the other parties in writing of:

                  (i) the discovery by any of them of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by them in this Agreement;

                  (ii) any breach of any covenant or  obligation of any of them;
         or

                  (iii) the discovery of any event, condition, fact or circumstance that would reasonably be likely to make the timely satisfaction of any of the conditions set forth in Article 5 impossible or unlikely.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case to the extent necessary to effectuate the purpose of this Agreement, Surviving Corporation and Parent shall cause to be made proper provision so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Agreement.

         SECTION 4.7. Assignment of Business Agreements and ZZN.

         Prior to or at the Effective Time, Commtouch and certain of its subsidiary companies shall assign the Business Agreements and all of its rights and obligations thereto, and Commtouch shall assign all of its rights and interests in ZZN, including licenses to software and User Accounts relating thereto, to Acquisition within the framework of the Intercompany Agreement. Further, at or prior to the Effective Time, Commtouch and certain of its subsidiary companies shall deliver to Acquisition, by way of the Intercompany Agreement, all available (i) copies of other Consumer-class Email Services agreements that have terminated since June 30, 2001 and any other such terminated agreements that may be easily accessible (ii) customer support logs relating to the Business Agreements, (iii) correspondence relating to the Business Agreements and (iv) copies of available promotional literature, offerings, price lists, etc. that may be reasonably useful to the Surviving Corporation in the operation of the Business. For purposes of clarification, those email services agreements relating to Consumer-class Email Services provided directly to enterprises or through channel partners by Commtouch or in Japan through Commtouch KK shall not be included within the framework of the Intercompany Agreement.

         SECTION 4.8. Customer Relations.

         Prior to or at the Effective Time:

         (i) the parties shall cooperate in developing a joint customer notification of the assignment of Business Agreements to be sent to each transferred customer of the Business;

         (ii)     at  Parent's  or  Merger  Sub's  request,   Acquisition   will
                  introduce a Parent or Merger Sub representative to each transferred customer;

         (iii) Acquisition will allow Merger Sub or Parent to participate in any negotiation with any transferred customer prior to the Effective Time; and

         (iv) Acquisition will promptly advise Merger Sub or Parent of any customer issues that may affect the ongoing relationship with such customer.

         SECTION 4.9. Collection of Service Fees.

         As and from the Closing, Merger Sub undertakes to make reasonable efforts to collect outstanding amounts under the Business Agreements in a timely fashion.

         SECTION 4.10 Indemnification

         (a) Commtouch will indemnify and hold harmless the Parent and Surviving Corporation and their officers, directors and shareholders, from and against any claims, actions, damage, expense, liability, loss or deficiency, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, claim or proceeding arising out of or resulting from the operation of the Business prior to Closing.

         (b) Surviving Corporation and Parent, jointly and severally, will indemnify and hold harmless Commtouch and it's officers, directors and shareholders, from and against any claims, actions, damage, expense, liability, loss or deficiency, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, claim or proceeding arising out of or resulting from the operation of the Business after Closing.


                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction or, if permitted by Applicable Law, waiver, at or prior to the Effective Time of the following conditions:

         (a) no statute, rule, regulation, executive order or other such order, shall have been enacted, entered, promulgated or enforced and remain in effect by any United States federal or state or foreign court or United States federal or state or foreign Governmental entity that prohibits, restrains, enjoins or restricts the consummation of the Merger; and

         (b) any governmental or regulatory notices, consents, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable.

         SECTION 5.2. Conditions to the Obligations of Commtouch and Acquisition. The obligation of Commtouch and Acquisition to effect the Merger is subject to the satisfaction or, if permitted by Applicable Law, waiver, at or prior to the Effective Time of the following conditions:

         (a) the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) except where failure to be so true and correct, without regard to any materiality qualifications contained therein, individually or in the aggregate does not constitute a Material Adverse Effect, and, at the Closing, Parent and Merger Sub shall have delivered to Commtouch a certificate to that effect, executed by two (2) executive officers or directors of Parent and Merger Sub;

         (b) each of the covenants and obligations of Parent and Merger Sub to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Merger Sub shall have delivered to Commtouch a certificate to that effect, executed by two (2) executive officers or directors of Parent and Merger Sub; and(c) Parent shall have performed all of its payment obligations under that certain Sale and License Agreement Dated November __, 2001.

         SECTION 5.3. Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations and warranties of Commtouch and Acquisition contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date and except where the failure to be so true and correct, without regarding to any materiality qualification contained therein, individually or in the aggregate does not constitute a Material Adverse Effect) and, at the Closing, the Commtouch and Acquisition shall have delivered to Parent and Merger Sub a certificate to that effect, executed by two (2) executive officers or directors of Commtouch and Acquisition;

         (b) each of the covenants and obligations of Commtouch and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Commtouch and Acquisition shall have delivered to Parent and Merger Sub a certificate to that effect, executed by two
(2) executive officers or directors of Commtouch and Acquisition; and

         (c) to the extent required, the parties shall have obtained approval of the Merger or any aspect thereof from the OCS and/or the Investment Center.


                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

         (a) by mutual written consent of Parent, Merger Sub, Commtouch and the Acquisition;

         (b) by Parent and Merger Sub or Commtouch and Acquisition if (i) any court of competent jurisdiction or other federal or state or foreign Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by January 1, 2002 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

         (c) by Commtouch and Acquisition if (i) there shall have been a breach of any representations or warranties on the part of Parent or Merger Sub set forth in this Agreement or if any representations or warranties of Parent or Merger Sub shall have become untrue such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that Commtouch and Acquisition have not willfully breached any of their obligations hereunder in any material respect and provided further, however, that Commtouch has provided Parent or Merger Sub with notice of such breach and such breach shall not have been cured within ten (10) business days of such notice; (ii) there shall have been a breach by Parent or Merger Sub of any of their respective covenants or agreements hereunder materially adversely affecting (or materially delaying) the ability of Parent, Merger Sub, Commtouch or Acquisition to consummate the Merger, and Parent or Merger Sub, as the case may be, has not cured such breach within ten (10) business days after notice by Commtouch thereof, provided that Commtouch and Acquisition have not willfully breached any of their obligations hereunder in any material respect; (iii) the Board has convened a meeting to vote upon the Merger in accordance with this Agreement and shall have failed to obtain the requisite majority at such meeting (including any adjournments thereof); or

         (d) by Parent and Merger Sub if (i) there shall have been a breach of any representations or warranties on the part of Commtouch and Acquisition set forth in this Agreement or if any representations or warranties of Commtouch and Acquisition shall have become untrue such that the conditions set forth in
Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Merger Sub has willfully breached any of their respective obligations hereunder in any material respect and provided further, however, that Parent and Merger Sub have provided Commtouch with notice of such breach and such breach shall not have been cured within ten (10) business days of such notice; (ii) there shall have been a breach by Commtouch and Acquisition of one or more of their covenants or agreements hereunder having a Material Adverse Effect or materially adversely affecting (or materially delaying) the ability of Parent, Merger Sub, Commtouch or Acquisition to consummate the Merger, and Commtouch and Acquisition have not cured such breach within ten (10) business days after notice by Parent or Merger Sub thereof, provided that neither Parent nor Merger Sub has willfully breached any of their respective obligations hereunder in any material respect.

         SECTION 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders other than the provisions of this Section 6.2. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

         SECTION 6.3. Fees and Expenses.

          Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         SECTION 6.4 Amendment.

         This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         SECTION 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement, except that the agreements set forth in Article 1.6, Article 4.1(b) and (c), Article 4.10, this Article 7 and any other provision that, by its very nature and a reasonable interpretation thereof, is intended to survive, shall survive the Effective Time.

         SECTION 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the Merger and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the Merger, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and (b) shall not be assigned by operation of law or otherwise.

         SECTION 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 7.4 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

         if to Parent or Merger Sub:

         C/o CP Software Group
         715 Sutter Street
         Folsom, California 95630
         ______________________
         Telecopier: (916) 985-3557
         Attention: Corporate Counsel


         if to Commtouch or Acquisition to:


         c/o Commtouch Inc.
         2029 Stierlin Court
         Mountain View, California 94043
         Telecopier: (___) ___-____
         Attention: Chief Executive Officer

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 7.5. Governing Law and Venue; Waiver of Jury Trial.

         (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF PROVIDED, HOWEVER, THAT ANY MATTER INVOLVING THE INTERNAL CORPORATE AFFAIRS OF COMMTOUCH OR PARENT SHALL BE GOVERNED BY THE PROVISIONS OF THE JURISDICTIONS OF ITS INCORPORATION. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

         (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of California or in California state court, this being in addition to any other remedy to which they are entitled at law or in equity.

         (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

         SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.8. Certain Definitions. For the purposes of this Agreement the term:

         (a) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

         (b) "business day" means any day other than a day on which the Nasdaq National Market is closed;

         (c) "Material Adverse Effect" means any circumstance, change in or effect on the one of the parties that is or is reasonably likely in the future to be a material adverse effect on the financial condition and business of one of the parties and its subsidiaries taken as a whole, but shall exclude any circumstances, change in or effect on a party arising out of or relating to (i) industry generally, (ii) the United States economy generally, (iii) the termination of any of the Business Agreements and (iv) announcement of the existence and terms of the Agreement;

         (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

         (e) "Consumer-class Email Services" means the service provided to individual consumers directly and to companies that serve individual consumers without such individual consumers paying a fee for the email services;

         (f) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

         (g) "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes (as defined below) that are not yet due and payable, (ii) statutory liens for Taxes that are being contested in good faith by appropriate proceedings (iii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iv) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and material men, to secure claims for labor, materials or supplies and other like liens, (vi) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operation of Commtouch or any of its subsidiaries; (vi) purchase money liens incurred in the ordinary course of business and liens securing debt which is reflected on the Company Balance Sheet; and (vii) restrictions on transfer of securities imposed by applicable state and federal (United States or foreign) securities laws or the governing documents of Commtouch, Acquisition or Parent, as applicable;

         (h) "person" means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity;

         (i) "subsidiary" or "subsidiaries" of Commtouch, Parent, the Surviving Corporation or any other person means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

         SECTION 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of Commtouch, Acquisition, Parent or Merger Sub or any officer, director, employee, agent, representative or investor of any party hereto.

         SECTION 7.10. Taxes. To the extent that any franchise, sales, use, personal property, excise, value added or other such taxes, except taxes based on income, are imposed in the United States as a result of the Closing of the Merger or in relation to the Business thereafter, such taxes shall be paid by Parent or Merger Sub. Commtouch and/or Acquisition shall be responsible for all taxes imposed on the Business prior to the Closing.

         SECTION 7. 11. Parent Guarantee. To the extent not otherwise stated herein, Parent guarantees all of the obligations and liabilities of Merger Sub under this Agreement and, should Merger Sub be in breach of any of its obligations hereunder, upon Commtouch's first written demand, CPSGV shall perform or satisfy any such obligations and liabilities as contemplated herein, including those arising from the assumption of all obligations and liabilities of Merger Sub under the Intercompany Agreement. The obligation to make an initial demand upon and/or proceed in any manner against Merger Sub is hereby waived.

         SECTION 7.12. Board Approval. This Agreement is subject to the prior approval of the Board of Directors of Commtouch.

         SECTION 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                      CP SOFTWARE GROUP, INC.

                                      By:___________________________________
                                         Name:
                                         Title:
                                         Date:



                                      COMMTOUCH SOFTWARE LTD.

                                      By:___________________________________
                                         Name:
                                         Title:
                                         Date:



                                         _________________ INC.

                                      CPSGNEWCO, INC.



                                      By:___________________________________
                                         Name:
                                         Title:
                                         Date:



                                      MAILCENTRO, INC.



                                      By:___________________________________
                                         Name:
                                         Title:
                                         Date:

                                    Exhibit A

                             INTERCOMPANY AGREEMENT

THIS INTERCOMPANY AGREEMENT (this "Agreement") dated as of November ___, 2001 ("Effective Date"), is by and among COMMTOUCH SOFTWARE LTD., an Israeli corporation ("CTLTD"), and COMMTOUCH INC., a California corporation ("CTINC"), COMMTOUCH LATIN AMERICA INC., a Delaware corporation ("CTLA"), COMMTOUCH (UK) LTD., an English corporation ("CTUK"), and MailCentro, Inc., a California corporation ("Consumer Corp").

         WHEREAS, CTLTD, CTINC, CTLA and CTUK (hereinafter jointly and severally "Commtouch Group") are interested in assigning all of their rights and obligations to substantially all of its consumer-class email service agreements to Consumer Corp; and

         WHEREAS, Consumer Corp is interested in receiving the assignment of the stated agreements from the Commtouch Group in consideration of the undertakings of Consumer Corp as more fully described below;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, CTLTD, CTINC, CTLA, CTUK and Consumer Corp hereby agree as follows:

1. EXHIBITS AND DEFINITIONS

The following exhibit is attached hereto and constitutes an integral part hereof:

1.1      Exhibit A - List of Agreements

For purposes of this Agreement:

         o "consumer-class email services" means the service provided to individual consumers directly and to companies that serve individual consumers.

         o "affiliated company" means any corporation or other business entity controlled by, controlling or under common control with Consumer Corp. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in Consumer Corp or other business entity.

         o "professional services" means staff provided services that are separately billed to a customer for support of the consumer-class email services including consultation, set-up, migration, modification and customization.

2.  ASSIGNMENT OF AGREEMENTS

2.1 The Commtouch Group hereby assigns and transfers to Consumer Corp, and Consumer Corp agrees to assume, all of the Commtouch Group's rights and obligations under the email service agreements described in Exhibit A ("Business Agreement(s)"). The Commtouch Group represents and declares that, to the best of its knowledge, the Business Agreements represent all of the consumer-class email services agreements that it possesses as of the Effective Date hereof, apart from select agreements previously identified to Consumer Corp.

2.2 The assignment shall be effective as of the Effective Date. The preceding notwithstanding, the Commtouch Group shall continue to provide the services under said agreements until December 31, 2001, 23:59 pm Greenwich Mean Time ("Service Termination Date"), at no extra charge. Upon the Service Termination Date, Consumer Corp, including any successor(s) thereto, shall be solely responsible for providing and maintaining the service, as required under each individual agreement of Exhibit A.

2.3 Consumer Corp agrees to make best efforts in providing and maintaining the service to the customers under each such email service agreement at the levels required by the applicable service level commitments included in each agreement.

3.  ROYALTY PAYMENTS

3.1 As from the Effective Date until the Service Termination Date, Consumer Corp shall pay to CTLTD, on behalf of the Commtouch Group, royalties equal to 100% of the cash revenues of any kind earned and/or received by Consumer Corp during said period.

3.2 As from the Service Termination Date, Consumer Corp shall pay to CTLTD, on behalf of the Commtouch Group, a royalty as follows:

-------------------------------------------------------------------------------------------------------------
QUARTERLY PERIOD                                        ROYALTY PERCENTAGE (a)
------------------------------------------------------- -----------------------------------------------------
January through March 2002                              70% of cash revenues described below
------------------------------------------------------- -----------------------------------------------------
April through June 2002                                 50% of cash revenues described below
------------------------------------------------------- -----------------------------------------------------
July through September 2002                             50% of cash revenues described below
------------------------------------------------------- -----------------------------------------------------
October through December 2002                           25% of cash revenues described below
------------------------------------------------------- -----------------------------------------------------


         (a) Consumer Corp shall retain for its own use the first $200K of royalty, which would be otherwise payable to CTLTD, provided however that Consumer Corp shall retain not more than $150K of royalty for the period January through March 2002.

3.3      The  royalty  shall be  calculated  on all cash  revenue  collected  by
         Consumer Corp from any Business Agreement, or any follow-on or replacement contract executed by Consumer Corp relating to consumer-class email services, including any form of outsource services or licensing of email software, and excluding revenue from Professional Services. Advertising revenue generated in conjunction with the Business Agreements shall be included after subtracting any royalties or other payments due to third parties. The above quarterly periods reflect the periods during which revenues are earned for consumer-class email services provided during those periods, and the fact that payments are received in subsequent periods shall not prejudice the Commtouch Group's right to earn royalties for the prior period(s). Payments from a customer shall always be applied initially to amounts outstanding under any period reflecting the highest percentage revenue split to the Commtouch Group. For purpose of clarification, should Consumer Corp transfer or refer any customer to any entity and such entity collects email related revenues from the customer, such revenues shall be included in the royalty schedule hereunder.

3.4 Royalty payments to Commtouch will be made monthly by Consumer Corp, in arrears in the month following each calendar month based on revenue collected in the preceding month. Revenues collected for the 12 month period after the Service Termination Date shall be deposited into a bank lock-box account in which CTLTD and Consumer Corp will have a joint security interest. Transfers from this account will be based upon the royalty schedule included hereinabove and will require signatures from CTLTD and Consumer Corp. For purposes of clarification, it is understood and agreed that said account will continue to exist until the amounts to be paid to CTLTD are received by it free and clear of all liens or other encumbrances.

3.5 Consumer Corp will ensure that all email related revenue collected, as described above, is transferred by the customers of the consumer-class email services or Business Agreements directly into the lock-box account described above.

3.6 Should any revenue be otherwise due under the Business Agreements, or follow-on or replacement contracts thereto, which is not collectable by reason of a failure by Consumer Corp to provide the consumer-class email services in accordance with the terms of the Service Level Agreements contained in the Business Agreements or follow-on or replacement contracts and remains uncollected for a period of sixty
         (60) days after it would normally be due, such revenue will be included for purposes of calculating the royalty due to the Commtouch Group under Article 3.2 above (and the royalty shall be calculated such that any prior quarterly period(s) outstanding royalties are computed first). If such revenue is subsequently collected it will not be taken into account in calculating future royalty payments.

3.7 If any payments from customers under the Business Agreements for services performed by the Commtouch Group prior to the Effective Time are received into the lock-box account, Consumer Corp will immediately release them to CTLTD.

3.8 Consumer Corp represents and warrants that it will take all reasonable action, in a timely manner, to collect outstanding receivables from the relevant customers.

3.9 CTLTD agrees to transfer royalties received hereunder to the applicable Commtouch entity to the extent that such entity has assigned an agreement(s) on behalf of which the royalties have been earned.

4.  TRANSFERENCE OF ADDITIONAL MATERIALS

4.1 The Commtouch Group shall provide to Consumer Corp all agreements and related customer correspondence relating to customers that have terminated since June 30, 2001 and that are related to consumer-class email services, and make available for copying by Consumer Corp other terminated agreements that are reasonably accessible to the Commtouch Group. For purposes of clarification, those services provided directly to enterprises or through channel partners or in Japan through Commtouch KK shall not be included within the scope of this sub-paragraph.

4.2 The Commtouch Group shall also provide i) copies of available correspondence that relates to the transferred agreements and ii) copies of available correspondence that relate to the transferred agreements.

4.3 Furthermore, the Commtouch Group shall make available to Consumer Corp copies of any reasonably available promotional literature, offerings, price lists, etc. that might be reasonably useful to Consumer Corp. in the operation of the service.

5.  AUDIT RIGHTS

Consumer Corp agrees to prepare and maintain complete and accurate books and records relating to its collection of fees relating to the Business Agreement, including follow-on or replacement contracts thereto. The Commtouch Group will have the right to personally examine on a recurring basis (once per calendar quarter), at the Commtouch Group's own expense, the relevant records of Consumer Corp in order to verify that the Commtouch Group has been paid the accurate royalties, as described above. The Commtouch Group shall provide Consumer Corp with advance notice of its intention to audit. The audit shall take place at a time mutually agreeable but not later than fifteen (15) days following notice by Commtouch Group. Consumer Corp shall provide all information that may reasonably be required to substantiate the royalty calculation. To the extent that the audit reveals an underpayment to the Commtouch Group of greater than five (5%), in addition to paying such underpayment and any legal interest thereon, Consumer Corp shall pay for the costs of the audit.

6.  LIMITATION ON CONTACT WITH FORMER CUSTOMERS

For a period of two (2) years as from the Service Termination Date, the Commtouch Group undertakes not to offer any services that compete with Consumer Corp's consumer-class email services to be provided to any customer under a Business Agreement.

7. ASSIGNMENT OF ZAPZONE NETWORK

As from the Effective Date, CTLTD hereby assigns to Consumer Corp all rights and title in and to the goodwill and user accounts relating to its proprietary, free consumer email service known as ZAPZONE NETWORK ("ZZN"). Furthermore, CTLTD hereby provides to Consumer Corp a royalty-free, perpetual, non-transferable (except to affiliated companies) license to use the CTLTD software necessary in running ZZN, and only for the purpose of running ZZN.

CTLTD shall have the right to designate to Consumer Corp during the twelve months following the Effective Date, the name of a single, qualified third-party with whom Consumer Corp will negotiate in good faith a marketing agreement whereby the designated third party may offer domain registration service to the ZZN customers. The agreement shall be based upon terms that are generally reasonable in the industry including compensation to Consumer Corp but, in any case, will include an initial term not to exceed twelve months, an option for renewal based upon mutual agreement, the right for Consumer Corp to approve the form and substance of any promotion or offer and a prohibition on the third party from offering services to ZZN customers which are in the opinion of Consumer Corp competitive with the Business.

8.  REFERRALS

CTLTD or CTINC may refer leads for consumer-class Email Services to Consumer Corp, and Consumer Corp may refer leads for enterprise email services to CTINC or CTLTD. For such referred accounts, the referring party will receive 15% of the first six (6) months' revenue collected from the referred customer. Any Business Agreement which has terminated as of the Effective Date and provided by CTLTD or CTINC pursuant to Section 4 shall be treated as referrals under this section and shall be subject only to the royalty as set forth in this Section. In the event that one of the members of the Commtouch Group assigns and Consumer Corp. accepts an executed agreement that is not listed on Exhibit A to Consumer Corp subsequent to the Effective Date, Consumer Corp shall pay to CTLTD a royalty based on the terms set forth in Article 3 above, with the Quarterly Period commencing with the first month during which Consumer Corp earns a fee under the agreement and the royalty obligation lasting for the equivalent of four Quarterly Periods.

9.  BREACH

A party shall be considered in breach by the other party(ies) if it has materially failed to perform any material representation, covenant, warranty or term of this Agreement and said failure is not cured by the breaching party within thirty (30) days after delivery to it of written notice thereof by a non-breaching party. Should said failure not be cured within the stated period, the non-breaching party(ies) shall have all rights available at law. For the failure to make any payment as and when due, without derogating from any other rights of the non-breaching party(ies), the breaching party shall be liable for interest at the maximum lawful rate.

10.   MISCELLANEOUS

10.1 Each party shall be entitled to disclose the existence of this Agreement, but agrees that the financial terms of this Agreement shall be treated as confidential and shall not be disclosed to any other party; provided, however, that each party may disclose the financial terms of this Agreement (a) as required by a court or other governmental body, or as otherwise required by law, (b) in confidence, to its legal counsel, accountants, banks, and current and prospective financing sources and their advisors, or in connection with an actual or proposed merger or acquisition, or (c) in connection with the enforcement of its rights under this Agreement.

10.2 Each party represents and declares to the other party that: (a) such party is an entity duly organized, validly existing and in good standing in the jurisdiction of its formation; (b) such party has full authority to enter into this Agreement, to grant the rights granted herein, and to perform the obligations assumed hereunder; and (c) this Agreement, when executed by both parties, represents such party's valid and binding obligation, enforceable against it in accordance with its terms, subject to certain general legal enforceability exceptions.

10.3 CTLTD MAKES NO WARRANTIES REGARDING THE ZZN SOFTWARE LICENSED HEREUNDER, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS REGARDING SAID SOFTWARE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 10.4 This Agreement shall be governed by and construed under the laws of the State of California and the United States (excluding the U.N. Convention on Contracts for the International Sale of Goods) without regard to choice of law principles. The State and Federal Courts of the County of Santa Clara shall have exclusive jurisdiction to preside over any matter arising hereunder. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

10.5 Except as otherwise expressly provided in this Agreement, no party may transfer or assign its rights or delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be withheld or delayed unreasonably, provided that each party shall have the right to transfer this Agreement, and assign all of its rights and delegate all of its obligations hereunder to any affiliated company and to any successor by way of merger, acquisition or
         consolidation   or  in   connection   with  the  sale  or  transfer  of
         substantially   all  of  its  business  and  assets  relating  to  this
         Agreement.

10.6 All notices under this Agreement shall be in writing and delivered personally or by facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth hereinbelow.

         All notices to be provided to the Commtouch Group shall be addressed to "Controller" and "General Counsel", and addressed as follows:



         c/o Commtouch Inc.

         2029 Stierlin Court

         Mountain View, CA 94043

         Fax: 650-864-2006

         All notices to be provided to Consumer Corp shall be provided to "President", and addressed as follows:


         C/o Commtouch Software Ltd.

         6 Hazoran St.

         Poleg Industrial Park

         Netanya, Israel 42504


10.7 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

10.8 The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership or other relationship with duties or incidents different from those of parties to an arm's-length transaction.

10.9 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

10.10 Amounts to be paid by a party shall be exclusive of, and the party making such payments shall be responsible for, any sales, use, withholding, excise, and/or value-added or similar taxes (other than taxes on the net income of the other party).


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their respective authorized representatives.


MAILCENTRO, INC.


______________________________________________
Authorized Signature

______________________________________________
Printed Name



______________________________________________
Title



______________________________________________
Date

COMMTOUCH SOFTWARE LTD.


______________________________________________
Authorized Signature


______________________________________________
Printed Name


______________________________________________
Title


______________________________________________
Date



COMMTOUCH INC.


______________________________________________
Authorized Signature


______________________________________________
Printed Name


______________________________________________
Title


______________________________________________
Date

COMMTOUCH (UK) LTD.


______________________________________________
Authorized Signature


______________________________________________
Printed Name


______________________________________________
Title


______________________________________________
Date

COMMTOUCH LATIN AMERICA INC.


______________________________________________
Authorized Signature


______________________________________________
Printed Name


______________________________________________
Title


______________________________________________
Date

                                    Exhibit A

                               List of Agreements

                (Included Both Current and Terminated Customers)



ABC Electronico N.I.F
About.com
ACCA
Admail (algemeen dagblad)
AhiEsta.com Internet S.A
ALO.com - Contenidos Digitales
An Feminin
ANM
AOPA
Asiaone.com
Ask Jeeves International, Inc.
Beer.com
Bet.com
Black World Today
BlackVoices - Tribune Interactive
Caixa Online
Cambridge Technology Scramea-NOKNOK
Canoe Limited  Partnership
CareMail
Central Newspapers, Inc.
Circle.com

Citaris (Entretente com Mexico)
Clastical Network
Click2Asia.com
ClickAJob.com
Club-Kasparow Chess Online
Comfm
Community Connect
ConCanoe
Confidential (Basys)
Cooperative Computing Inc DBA CCITriad
Correo Total
Cox Interactive
Darker than blue.com
E Corp. Associates (Ecofabricmail)
Easy Group
Eggplant - virtual
Elistmo
Ericsson (Zopps)
Ese Sa.
Etnoka
ExpressCompany.com
Fairfax Multimedia Holdings
FilmStew.com
France Telecom
Fun Planet

GetAsia
Gimacom
Global Gossip Communications
Groupo Zeta
Guay Internet, S.L.
Hard Rock Cafe International
Harvard Square - Africana.com
HBCI, Inc.
High Wired
Hollywood.com
Homestead, Inc.
iAgora LLC
IGN
India Properties
Indya.com Portal Pvt. Ltd
Info Pro - Iseek LTD
Infojobs S.L
Interpak
Invention Media Inc.(Moncourier)
IOL - Israel On Line
Irish Times (Itronics Ltd)
Job Science
Lantero
Law.com
Learning Network (FEN)

Leo Burnett (Mymbassy.com)
Liberty Surf SA- Francemail
Light Years Integral Comm. AB
Lineabox
Live4now
Lycos Europe
mailco-op
Military.com
Morinda, Inc.
MTVI Group, Inc.
Multimate
Multimedia Mail Co.
Mycity.com
Nando
Netbranding Company
Netopia
New world dreem
On Line Partners
OnVantage, Inc.
Oppido
Oxygen
Pan-American Marketing
PCM Uitgevers N.V.-Algemeen Dagblad
Peres Center for Peace
Peterson's

Post Nederlandse
Quadrante
Recoletos Compania de Internet
Repsol
Rouze.com
Santander Central Hispano Internet
Sauce.com
Schoolcity.com
Search Dice
Seimpleday
Shelflink
siam2you
SkyBiz2000
Sports Endeavors, Inc.
Streetnames
Structured Web
TalentedKids
Tf1
The Job Site.com
The Yacht Channel
Total Eye Sight
Trading Central
Tricom, S.A.
TV Catalunya
United Breweries India

Universia (BSCH)
Via Networks
Virtual Network S.A (#2)
Visir
Web Internet LLC
Westside
Winner.com
WinningHabits.com
Yupi Internet, Inc.
Zeta Digital